Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this “Amendment”) is entered into as of August 18, 2025 by and between Candel Therapeutics, Inc. (f/k/a Advantagene, Inc.), a Delaware corporation (“Tenant”), and 117 Kendrick DE, LLC, a Delaware limited liability company (“Landlord”).

Recitals

A.
Landlord and Tenant are parties to a Lease dated as of February 4, 2019 (the “Lease”), pursuant to which Landlord has leased to Tenant space containing 15,197 square feet on the first floor (the “Premises”) in the building located at and commonly known as 117 Kendrick Street, Needham, Massachusetts. All capitalized terms used in this Amendment which are defined in the Lease and not otherwise defined in this Amendment shall have the meanings given in the Lease.

B.
Landlord and Tenant desire to amend the Lease to extend the Lease Term for three (3) years beyond August 31, 2026 to August 31, 2029, and make certain other modifications to the Lease, on and subject to the terms and conditions set forth below

Statement of Amendment

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Extension of Lease Term. The term of the Lease is extended for three (3) years beyond August 31, 2026 to August 31, 2029 (the period from September 1, 2026 through August 31, 2029 being called the “Extended Term”). Tenant shall have no right or option to extend the term of the Lease beyond the Extended Term.

2.
Base Rent. Through August 31, 2026, Base Rent shall be as provided in the Lease. From and after September 1, 2026, Base Rent shall be as follows:

PERIOD:	ANNUAL RATE:	MONTHLY RATE:	PSF RATE:
September 1, 2026 through August 31, 2027	$607,880.00	$50,656.67	$40.00
September 1, 2027 through August 31, 2028	$623,077.00	$51,923.08	$41.00
September 1, 2028 through August 31, 2029	$638,274.00	$53,189.50	$42.00

3.
Specific Amendments of Lease. In furtherance of the above provisions of this Amendment, the Lease is amended as follows:

a.
Item 5B. Item 5B of the Summary of Basic Terms of the Lease is deleted in its entirety and replaced with the following:

“5B. Lease Term: From the Commencement Date through the last day of the tenth (10th) Lease Year.”

b.
Item 9. Item 9 of the Summary of Basic Terms of the Lease is amended by adding the following after the last entry in the chart showing Base Rent:

“PERIOD:	ANNUAL RATE:	MONTHLY RATE:	PSF RATE:
Lease Year 8	$607,880.00	$50,656.67	$40.00
Lease Year 9	$623,077.00	$51,923.08	$41.00
Lease Year 10	$638,274.00	$53,189.50	$42.00”

c.
Item 14B. Item 14B of the Summary of Basic Terms of the Lease is deleted in its entirety and replaced with the following:

“14B. Landlord’s Address for Notices:

117 Kendrick DE, LLC

c/o The Bulfinch Companies, Inc.

116 Huntington Avenue, Suite 600

Boston, MA 02116

Attention: Robert A. Schlager

Telephone: [***] Email: [***]

With a copy to:

The Bulfinch Companies, Inc.

116 Huntington Avenue, Suite 600

Boston, MA 02116

Attention: Legal Department

Telephone: [***] Email: [***]

And

Vorys, Sater, Seymour and Pease LLP

301 East Fourth Street, Suite 3500

Great American Tower

Cincinnati, OH 45202

Attention: Kristin L. Woeste, Esq.

Email: [***]

4.
Condition of Premises. Tenant accepts the Premises “AS-IS”, and Landlord shall have no obligation whatsoever to make any improvements, modifications or alterations to the Premises by reason of the extension of the Lease Term contemplated by this Amendment.

5.
Brokers. Tenant represents that it has not dealt with any real estate broker in connection with the Premises or the negotiation or execution of this Amendment other than officers of Landlord and Cresa Boston, LLC. Tenant shall indemnify and save harmless the Landlord from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation by Tenant. Landlord shall be solely responsible for the payment of any real estate commissions due in connection with this Amendment pursuant to a separate agreement.

6.
Inconsistencies; Continuing Effect of Lease. To the extent that the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment will control and the Lease will be deemed to be amended hereby. Except as amended by this Amendment, the provisions of the Lease remain in full force and effect.
7.
Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Amendment. Delivery of this Amendment bearing a signature by facsimile transmission or by electronic mail in "PDF" format shall have the same effect as physical delivery of this Amendment bearing the original signatures. An email transmission of a .pdf format copy of this Amendment or any related instrument bearing original signature(s), or of such instrument bearing signature(s) affixed through “DocuSign,” “Dotloop,” or another recognized signature verification service, shall have the same force and effect as delivery of a hard copy thereof bearing original such signature(s); and any such signature of either party, whether upon this Amendment or any related instrument, shall be valid and binding and admissible by either party against the other all as if the same were an original ink signature. Tenant represents and warrants to Landlord that the party executing this Amendment on behalf of Tenant has been duly authorized to do the same and bind Tenant to the terms and provisions of this Amendment. Landlord represents and warrants to Tenant that the party executing this Amendment on behalf of Landlord has been duly authorized to do the same and bind Landlord to the terms and provisions of this Amendment. This Amendment shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

TENANT:

CANDEL THERAPEUTICS, INC.

(F/K/A ADVANTAGENE, INC.)

By: /s/ Paul Peter Tak_____________

Print Name: Paul Peter Tak________

Title: President and Chief Executive Officer

Duly Authorized

LANDLORD:

117 KENDRICK DE, LLC

By: /s/ Robert A. Schlager__________

Print Name: Robert A. Schlager

Title: Vice President

[Signature Page to First Amendment of Lease]

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that she/he is the Secretary of Candel Therapeutics, Inc. (f/k/a Advantagene, Inc., a Delaware corporation (the “Corporation”), and that the execution and delivery of the foregoing Amendment to Lease by Paul Peter Tak, M.D., Ph.D., FMedSci, the President and Chief Executive Officer of the Corporation, has been duly authorized by a vote of the board of directors of the Corporation which are in full force and effect as of this day and that Paul Peter Tak, M.D., Ph.D., FMedSci has in fact signed the foregoing Amendment to Lease.

ATTEST

/s/ Charles Schoch____________

Charles Schoch, Secretary

Dated as of: August 18, 2025